SCHEDULE 14C
(RULE 14C-101)

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement
☒	Definitive Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

RAINWIRE PARTNERS, INC.
(Name of Registrant As Specified in Its Charter)

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RAINWIRE PARTNERS, INC.
3480 Preston Ridge Road
Suite 500
Alpharetta, GA 30005

INFORMATION STATEMENT
PURSUANT TO SECTION 14
OF THE SECURITIES EXCHANGE ACT OF 1934
AND REGULATION 14C AND SCHEDULE 14C THEREUNDER
WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

     This information statement has been mailed on or about November 15, 2002 to the stockholders of record on October 18, 2002 of Rainwire Partners, Inc., a Delaware corporation (“Rainwire”) in connection with certain actions to be taken by Rainwire pursuant to the written consent by a majority of the stockholders of Rainwire, dated October 18, 2002. The action to be taken pursuant to the written consent will be taken on or about December 5, 2002. The principal executive offices of Rainwire are located at 3480 Preston Ridge Road, Suite 500, Alpharetta, GA 30005. Rainwire’s telephone number is (770) 343-8196.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER
WHICH WILL BE DESCRIBED HEREIN.

Lyne Marchessault President

NOTICE OF ACTION TO BE TAKEN PURSUANT THE WRITTEN CONSENT OF
A MAJORITY OF THE STOCKHOLDERS IN LIEU OF A SPECIAL MEETING OF THE
STOCKHOLDERS ON OR ABOUT OCTOBER 18, 2002

To Our Shareholders:

     NOTICE IS HEREBY GIVEN that the following action will be taken pursuant to the written consent of a majority of stockholders in lieu of a special Meeting of the stockholders of Rainwire Partners, Inc. (“Rainwire”) on or about December 5, 2002:

The adoption of an amendment to the Certificate of Incorporation of Rainwire to increase the number of authorized shares of common stock of Rainwire from 20,000,000 to 300,000,000 shares, and to increase the number of authorized shares of preferred stock of Rainwire from 2,500,000 to 30,000,000 shares.

By order of the Board of Directors,

Lyne Marchessault President

November 15, 2002

OUTSTANDING SHARES AND VOTING RIGHTS
OWNERSHIP OF SECURITIES
APPROVAL REQUIRED
AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF RAINWIRE

OUTSTANDING SHARES AND VOTING RIGHTS

     As of October 18, 2002, Rainwire’s authorized capitalization consists of 20,000,000 shares of common stock, par value $.001 per share, and 2,500,000 shares of preferred stock, par value $.01 per share. Rainwire has designated four series of preferred stock: 70,000 shares have been designated Series A Preferred Stock, 208,640 shares have been designated Series B Preferred Stock, 74,878 shares have been designated Series C Preferred Stock, and 500,000 shares have been designated Series D Convertible Preferred Stock. As of October 18, 2002, there were 9,609,884 shares of common stock issued and outstanding, all of which were fully paid, non-assessable and entitled to vote, 24,959 shares of Series C Preferred Stock issued and outstanding, all of which were fully paid, non-assessable, and not entitled to vote, and 500,000 shares of Series D Convertible Preferred Stock issued and outstanding, all of which were fully paid, non-assessable and entitled to vote. Holders of capital stock of Rainwire have no preemptive rights to acquire or subscribe to any of the additional shares of capital stock.

     Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders, and each share of Series D Convertible Preferred Stock entitles its holder to ten votes on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the capital stock issued and outstanding and entitled to vote as of October 18, 2002, have voted in favor of the following proposals by written consent dated October 18, 2002, and having sufficient voting power to approve the adoption of the amendment to the certificate of incorporation through their ownership of Rainwire’s capital stock, no other shareholder consents will be solicited in connection with this Information Statement.

     Pursuant to Rule 14c-2 under the Exchange Act, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to Rainwire’s stockholders. As this Information Statement is being sent to the beneficial owners of the common stock on or about November 15, 2002, which is more than twenty (20) days before the effective date of the adoption of the proposal, we anticipate that the actions contemplated herein will be effected on or about the close of business on December 5, 2002.

     Rainwire has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

     This Information Statement will serve as written notice to stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

OWNERSHIP OF SECURITIES

     The following table sets forth, as of October 18, 2002, the number of shares of common stock of Rainwire owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of Rainwire’s outstanding shares, (ii) each director of Rainwire, (iii) each of the executive officers, and (iv) all directors and executive officers of Rainwire as a group. The stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Except as otherwise indicated in the table, the address of the stockholders listed below is that of the Company’s principal executive office. Directors not included in the table below do not hold Rainwire securities.

		Number of Shares
	Name, Address and Title	Beneficially Owned
Class of Security	of Stockholder	(as of October __, 2002)		Percent

Common Stock	Lyne Marchessault, President and Director	12,231,461	[1]	62.4%
Common Stock	Osprey Investments, LLC 3480 Preston Ridge Road Suite 500 Alpharetta, GA 30005	12,231,461	[2]	62.4%
Common Stock	Arnold Johns 329 Cameron Ridge Drive Atlanta, GA 30328	1,064,721	[3]	5.4%
Common Stock	Anguilla Equity Partners, Inc. Keithley F. T. Lake The Law Building The Valley, Anguilla, BWI	1,481,350		7.5%
Common Stock	All Executive Officers and Directors as a group (3 persons)	12,231,461		62.4%

[1]	Based on 12,231,461 shares of common stock owned by Osprey Investments, LLC. One hundred percent of the membership interests of Osprey Investments, LLC are owned by Lyne Marchessault.

[2]	Includes 2,231,461 shares of common stock and 500,000 shares of Series D Convertible Preferred Stock currently convertible into 10,000,000 shares of common stock.

[3]	Includes 648,091 shares owned by Cambridge Capital, LLC

APPROVAL REQUIRED

     The approval of a majority of the outstanding stock entitled to vote is necessary to approve the following proposals. However, as discussed above, Rainwire’s Board of Directors has obtained the necessary approval for these proposals from stockholders with voting authority or stock constituting in excess of 50% of the total outstanding shares of Rainwire’s capital stock entitled to vote. As such, the Board of Directors does not intend to solicit any proxies or consents from any other stockholders in connection with these actions.

AMENDMENT OF THE CERTIFICATE OF INCORPORATION OF RAINWIRE

Background

     On October 9, 2002, Rainwire’s Board of Directors unanimously authorized an Amendment to Rainwire’s Certificate of Incorporation that increases the number of authorized shares from 20,000,000 to 300,000,000 shares of common stock, par value $.001, and increases the number of authorized shares from 2,500,000 to 30,000,000 shares of preferred stock, par value $.001. The amendment was approved by a majority of Rainwire’s stockholders on October 18, 2002.

     A proposed form of the Amendment to Rainwire’s Certificate of Incorporation is included as Exhibit A to this Information Statement. A Certificate in substantially the form of Exhibit A will be filed with the Delaware Secretary of State on or about December 5, 2002.

     The Amendment to Rainwire’s Certificate of Incorporation was proposed to the Board of Directors, and the Board of Directors has determined that the adoption of the proposed amendment will be in the best interests of Rainwire.

Reasons for the Authorized Actions

     The Board of Directors amended the Certificate of Incorporation of Rainwire in order to ensure that Rainwire continues to have additional shares available for future issuances from time to time as approved by the Board of Directors for any proper purpose, including financings, mergers, acquisitions of other businesses, future stock dividends or splits and issuances under stock option and incentive programs.

     The authorized shares of Common Stock and Preferred Stock in excess of those issued will also be available for issuance at times and for corporate purposes that the Board deems advisable without further action by Rainwire’s stockholders, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which Rainwire’s Securities may be listed or trading.

     Other than as set forth in this Information Statement, Rainwire’s current Certificate of Incorporation and Bylaws do not presently contain provisions having an anti-takeover effect. The amending and restating of the Certificate of Incorporation is not part of a plan by management to adopt a series of such amendments, and management does not presently intend to propose other anti-takeover measures in future proxy solicitations.

     Cumulative voting for members of the Board of Directors is not provided pursuant to the current Certificate of Incorporation, the Bylaws or Delaware corporate law. The directors and executive officers do not have any substantial interest in the matters to be acted upon.

     The following is a summary comparison of the changes to the existing Certificate of Incorporation of Rainwire. This summary does not purport to be complete and is qualified in its entirety by reference to the Amendment to the Certificate of Incorporation attached as Exhibit A to this Information Statement.

Proposed Amended
Subject Matter		Current Certificate	and Restated Certificate
of Change		of Incorporation	of Incorporation

1.	Authorized Capital	20,000,000 shares of common stock, par value $.001, and 2,500,000 shares of preferred stock, par value $.01.	330,000,000 total authorized shares, consisting of 300,000,000 shares of common stock, par value $.001, and 30,000,000 shares of preferred stock, par value $.01.

Purpose:     The Board of Directors believes that it is in the best interests of Rainwire to increase the number of authorized shares of common stock from 20,000,000 to 300,000,000 shares of common stock and to increase the number of authorized shares of preferred stock from 2,500,000 to 30,000,000 shares of preferred stock.

     The increase in authorized shares will benefit Rainwire by allowing for financings, mergers, acquisitions of other businesses, future stock dividends or splits and issuances under stock option and incentive programs.

     The terms of any preferred stock to be issued in the future, including dividend or interest rates, conversion price, voting rights, redemption price, maturity date and other terms shall be determined by the Board of Directors without further authorization from Rainwire’s stockholders, except as otherwise required by applicable law or rules and regulations to which Rainwire may be subject.

Effect:     Issuance of additional common and preferred stock, directly or upon exercise of warrants or options, if issued, has potentially dilutive effects on each of the stockholders to the extent that any of the authorized but unissued shares are subsequently issued. The issuance of such shares of common or preferred stock (or even the potential issuance) may have a depressive effect on the market price of Rainwire’s securities. The issuance of any of the additional shares of common or preferred stock, or options to purchase shares at prices below the current market price, would also have a dilutive effect on stockholders’ equity in Rainwire and may thereby reduce their voting power and reduce their rights to the net assets of Rainwire upon dissolution.

     This also is an anti-takeover measure. The Board of Directors has exclusive discretion to issue additional shares of common stock or shares of preferred stock with rights that may trump those of common stock. Preferred stock can delay or hinder a change in control of the Board of Directors and management.

Required Vote

     The adoption of the above described Amendment to the Certificate of Incorporation requires the affirmative vote of not less than a majority of the votes entitled to be cast by all shares of capital stock issued, outstanding and entitled to vote on October 18, 2002. As discussed above, the majority stockholders have approved the foregoing amendment.

No Right of Appraisal

     Under the General Corporation Law of the State of Delaware, the state in which Rainwire is incorporated, the increase in the number of authorized shares does not require Rainwire to provide dissenting stockholders with a right of appraisal and Rainwire will not provide stockholders with such right.

Where You Can Find More Information

     Rainwire is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the “SEC”). You can read and copy any materials that Rainwire files with the SEC at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C., 20549. You can obtain information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information which Rainwire files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C., 20549 at prescribed rates.

RAINWIRE PARTNERS, INC.

/s/ Lyne Marchessault

Lyne Marchessault, President

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION

OF

RAINWIRE PARTNERS, INC.

     Rainwire Partners, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST, that the Board of Directors of said corporation, by written consent of the Board of Directors, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

     RESOLVED, that the Certificate of Incorporation of Rainwire Partners, Inc. be amended by changing Article 4, so that said Article 4 shall be and read as follows:

     The aggregate number of shares of capital stock which the Corporation shall have authority to issue is THREE HUNDRED MILLION (300,000,000) shares consisting of common stock, $.001 par value per share (“Common Stock”) and THIRTY MILLION (30,000,000) of preferred stock, $.01 par value per share (“Preferred stock”).

     SECOND, that in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

     THIRD, that the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, Rainwire Partners, Inc., has caused this certificate to be signed by Lyne Marchessault, its President, this       day of December, 2002.

Lyne Marchessault, President